Exhibit 99.1

                      ANAREN REPORTS 3RD QUARTER RESULTS

        SYRACUSE, N.Y., April 28 /PRNewswire-FirstCall/ -- Anaren, Inc. (Nasdaq:
ANEN) today reported net sales from continuing operations for the third quarter ended March 31, 2005 were $21.8 million, down 3% from the third quarter of fiscal year 2004, and down 8% sequentially from the second quarter of fiscal 2005.

        (Logo: http://www.newscom.com/cgi-bin/prnh/20021022/NYTU197LOGO )
        Net income for the third quarter was $1.9 million, or $0.09 per diluted share, including $397,000 in charges for the consolidation of the RF Power and Amitron subsidiaries. This compares to net income of $2.3 million, or $0.10 per diluted share for the third quarter of last year. Net income for the second quarter of fiscal 2005 was $981,000 or $0.05 per diluted share, including $849,000 in charges for the subsidiary consolidation. The effective tax rate for the third quarter of fiscal 2005 was 19.1%, which compares to 28.3% in the third quarter of fiscal 2004 and 9.4% in the second quarter of fiscal 2005.

        Operating income for the third quarter was $1.7 million, or 8.0% of net sales, down 36% from the third quarter of last year, and up $834,000, or 91% sequentially from the second quarter of fiscal 2005. Operating income for the third and second quarters included consolidation charges of $397,000 and $849,000, respectively.

        Lawrence A. Sala, Anaren's President and CEO said, "The sequential improvement in profitability for the quarter was driven by a more favorable wireless product mix and the reduction in expenses resulting from the subsidiary consolidation completed in the second quarter. Wireless market demand was relatively stable throughout the quarter and visibility remains limited."

        For the nine months ended March 31, 2005, net sales were $70.3 million, up 17% from net sales of $60.3 million for the first nine months of fiscal 2004. Income from continuing operations for the first nine months of fiscal 2005 was $4.8 million, or $0.24 per diluted share compared to $5.0 million, or $0.23 per diluted share for the first nine months of last year. Net income for the first nine months of fiscal 2005 was $4.8 million, or $0.24 per diluted share compared to $5.3 million, or $0.24 per diluted share for the first nine months of last year.

        Balance Sheet
        Cash, cash equivalents and marketable debt and equity securities at March 31, 2005 were $96.0 million. The Company generated $2.3 million in cash from operations for the quarter. During the quarter, the Company repurchased 733,337 shares of its common stock for $9.3 million.

        Wireless Group
        Wireless Group net sales from continuing operations for the quarter were $14.2 million, down 9% from the third quarter of fiscal year 2004, and down

12% sequentially from the second quarter of fiscal 2005. Despite the decline in wireless net sales, the more favorable product mix drove improved profitability for the quarter. Robust new product development activity continued throughout the quarter including a new custom design win for a wireless infrastructure application and the introduction of a new family of 0.06" x 0.03" (1.5 mm x 0.75 mm) components for consumer applications such as Bluetooth, WLAN, and mobile telephones. This product line represents a 50% reduction in size from our previous product offering and greatly enhances our cost and size competitiveness.

        Space and Defense Group
        Space and Defense Group net sales for the quarter were $7.6 million, up 11% from the third quarter of fiscal 2004, and relatively unchanged sequentially from the second quarter. New orders for the quarter totaled $8.0 million and included contracts for radar and passive ranging subsystems. In addition to these follow-on orders, the group captured three new contracts for radar subsystems during the quarter. Space and Defense backlog at March 31, 2005 was $43.0 million, up 16% from $37.1 million at June 30, 2004.

        Outlook
        Given the current Wireless demand, our Space and Defense order backlog, and an anticipated tax rate of approximately 22%, we expect net sales to be in the range of $20.0 - $22.0 million and earnings per diluted share to be in the range of $0.08 - $0.10 for the fourth quarter of fiscal 2005.

        Forward-Looking Statements
        The statements contained in this news release which are not historical information are "forward-looking statements". These, and other forward- looking statements, are subject to business and economic risks and uncertainties that could cause actual results to differ materially from those discussed. The risks and uncertainties described below are not the only risks and uncertainties facing our Company. Additional risks and uncertainties not presently known to us or that are currently deemed immaterial may also impair our business operations. If any of the following risks actually occur, our business could be adversely affected, and the trading price of our common stock could decline, and you may lose all or part of your investment. Such known factors include, but are not limited to: the Company's ability to timely ramp up to meet some of our customers' increased demands; unanticipated delays and/or difficulties associated with effectively operating the Company's recently consolidated Anaren Ceramics subsidiary; increased pricing pressure from our customers; decreased capital expenditures by wireless service providers; the possibility that the Company may be unable to successfully execute its business strategies or achieve its operating objectives, generate revenue growth or achieve profitability expectations; successfully securing new design wins from our OEM customers, reliance on a limited number of key component suppliers, unpredictable difficulties or delays in the development of new products; order cancellations or extended postponements; the risks associated with any technological shifts away from the Company's technologies and core competencies; unanticipated impairments of assets including investment values and goodwill; diversion of defense spending away from the Company's products and or technologies due to on-going military operations; and litigation involving antitrust, intellectual property, environmental, product warranty, product liability, and other issues. You are encouraged to review Anaren's 2004 Annual Report, Anaren's Form 10-K for the fiscal year ended June 30, 2004 and Anaren's Form 10-Q for the three months ended March 31, 2005 and exhibits to those Reports filed with the Securities and Exchange Commission to learn more about the various risks and uncertainties facing Anaren's business and their potential impact on Anaren's revenue, earnings and stock price. Unless required by law, Anaren disclaims any obligation to update or revise any forward-looking statement.

        Conference Call
        Anaren will host a live teleconference, open to the public, on the Anaren Investor Info, Live Webcast Web Site (http://www.anaren.com) and ccbn.com at http://www.streetevents.com on Thursday, April 28, 2005 at 5:00 p.m. EDT. A replay of the conference call will be available at 8:00 p.m. (EDT) beginning April 28, 2005 through midnight May 1, 2005. To listen to the replay, interested parties may dial in the U.S. at 1-888-203-1112 and international at 1-719-457-0820. The access code is 9424672. If you are unable to access the Live Webcast, the dial in number for the U.S. is 1-800-946-0782 and International is 1-719-457-2657.

        Company Background
        Anaren designs, manufactures and sells complex microwave signal distribution networks and components for the wireless communications, satellite communications and defense electronics markets. For more information on Anaren's products, visit our Web site at http://www.anaren.com.

                                  Anaren, Inc.
                   Consolidated Condensed Statements of Income
                                   (Unaudited)

                                                    Three Months Ended                 Nine Months Ended
                                           --------------------------------     -------------------------------
                                              Mar. 31,          Mar. 31,          Mar. 31,          Mar. 31,
                                                2005              2004              2005              2004
                                           --------------    --------------     -------------    --------------
Net Sales                                  $   21,783,418    $   22,387,222     $  70,340,797    $   60,251,825

Cost of sales                                  14,630,770        14,473,285        48,536,159        39,737,766
Gross profit                                    7,152,648         7,913,937        21,804,638        20,514,059

Operating expenses:
  Marketing                                     1,513,274         1,714,075         5,150,892         4,980,925
  Research and development                      1,635,048         1,394,269         4,667,230         3,949,297
  General and
   administrative                               2,256,819         2,068,795         6,500,755         5,770,978
  Restructuring                                         -                 -           458,335                 -
  Total operating expenses                      5,405,141         5,177,139        16,777,212        14,701,200

Operating income                                1,747,507         2,736,798         5,027,426         5,812,859

Other income (expense):
  Other, primarily interest
   income                                         558,166           367,526         1,090,937         1,211,237
  Interest expense                                 (6,143)           (2,997)          (21,785)           (7,519)
  Total other income
   (expense), net                                 552,023           364,529         1,069,152         1,203,718

Income from continuing
 operations before income
 taxes                                          2,299,530         3,101,327         6,096,578         7,016,577
Income taxes                                      439,000           879,000         1,274,000         2,006,000
Income from continuing
 operations                                     1,860,530         2,222,327         4,822,578         5,010,577
Discontinued operations:
  Income (loss) from

   discontinued operations                              -            38,579                 -        (1,509,819)
  Income tax benefit                                    -                 -                 -        (1,800,000)
   Net income (loss) from
    discontinued operations                             -            38,579                 -           290,181

Net income                                 $    1,860,530    $    2,260,906    $    4,822,578    $    5,300,758

Basic earnings per share:
  Income from continuing

   operations                              $         0.10    $         0.11    $         0.24    $         0.24
  Income (loss) from
   discontinued operations                           0.00              0.00              0.00              0.01
  Net income                               $         0.10    $         0.11    $         0.24    $         0.25

Diluted earnings per share:
  Income from continuing

   operations                              $         0.09    $         0.10    $         0.24    $         0.23
  Income (loss) from
   discontinued operations                           0.00              0.00              0.00              0.01
  Net income                               $         0.09    $         0.10    $         0.24    $         0.24

    Shares used in computing net earnings
     Per share:

       Basic                                   19,336,007        20,565,218        19,689,024        21,150,784

       Diluted                                 19,801,542        21,556,951        20,217,742        21,934,570

                                  Anaren, Inc.
                   Consolidated Condensed Statements of Income
                                   (Unaudited)

                                                    Three Months Ended                 Nine Months Ended
                                           --------------------------------     -------------------------------
                                              Mar. 31,          Mar. 31,          Mar. 31,          Mar. 31,
                                                2005              2004              2005              2004
                                           --------------    --------------     -------------    --------------
Net Sales                                           100.0%            100.0%            100.0%            100.0%

Cost of sales                                        67.2%             64.7%             69.0%             66.0%
Gross profit                                         32.8%             35.3%             31.0%             34.0%

Operating expenses:
Marketing                                             6.9%              7.7%              7.3%              8.3%
Research and development                              7.5%              6.2%              6.6%              6.5%
General and administrative                           10.4%              9.2%              9.3%              9.6%
Restructuring                                         0.0%              0.0%              0.7%              0.0%
Total operating expenses                             24.8%             23.1%             23.9%             24.4%

Operating income                                      8.0%             12.2%              7.1%              9.6%

Other income (expense):
Other, primarily interest
 income                                               2.5%              1.6%              1.6%              2.0%
Interest expense                                      0.0%              0.0%              0.0%              0.0%
Total other income (expense),
 net                                                  2.5%              1.6%              1.6%              2.0%

Income from continuing
 operations before income
 taxes                                               10.5%             13.8%              8.7%             11.6%
Income taxes                                          2.0%              3.9%              1.8%              3.3%
Income from continuing
 operations                                           8.5%              9.9%              6.9%              8.3%
Discontinued operations:
Income (loss) from discontinued
operations of Anaren Europe                           0.0%              0.2%              0.0%             (2.5%)
Income tax benefit                                    0.0%              0.0%              0.0%             (3.0%)
Net income (loss) from
discontinued operations                               0.0%              0.2%              0.0%              0.5%

Net income                                            8.5%             10.1%              6.9%              8.8%

                                  Anaren, Inc.
                   Consolidated Condensed Statements of Income
                                   (Unaudited)

                                                                      Three Months Ended
                                                     --------------------------------------------------
                                                      Mar. 31, 2005     Mar. 31, 2004     Dec. 31, 2004
                                                     --------------    --------------    --------------
Net Sales                                            $   21,783,418    $   22,387,222    $   23,650,022

Cost of sales                                            14,630,770        14,473,285        16,888,850
Gross profit                                              7,152,648         7,913,937         6,761,172

Operating expenses:
  Marketing                                               1,513,274         1,714,075         1,860,973
  Research and development                                1,635,048         1,394,269         1,387,105
  General and administrative                              2,256,819         2,068,795         2,141,752
  Restructuring                                                   -                 -           458,335
    Total operating expenses                              5,405,141         5,177,139         5,848,165

Operating income                                          1,747,507         2,736,798           913,007

  Other income (expense):
  Other, primarily interest
 income                                                     558,166           367,526           179,714
  Interest expense                                           (6,143)           (2,997)           (9,837)
   Total other income                                       552,023           364,529           169,877

Income before income

 taxes                                                    2,299,530         3,101,327         1,082,884
Income taxes                                                439,000           879,000           102,000
Income from continuing
 operations                                               1,860,530         2,222,327           980,884
Discontinued operations:
Income (loss) from
 discontinued operations                                          -            38,579                 -
Income tax benefit                                                -                 -                 -
Net income (loss) on
 discontinued operations                                          -            38,579                 -
Net income                                           $    1,860,530    $    2,260,906    $      980,884

Basic earnings per share:
  Income from continuing

   operations                                        $         0.10    $         0.11    $         0.05
  Income (loss) from
   discontinued operations                                     0.00              0.00              0.00
  Net income                                         $         0.10    $         0.11    $         0.05

Diluted earnings per share:
  Income from continuing

   operations                                        $         0.09    $         0.10    $         0.05
  Income (loss) from
   discontinued operations                                     0.00              0.00              0.00
  Net income                                         $         0.09    $         0.10    $         0.05

Shares used in computing net income per share:

  Basic                                                  19,336,007        20,565,218        19,580,182

  Diluted                                                19,801,542        21,556,951        20,167,087

                                  Anaren, Inc.
                   Consolidated Condensed Statements of Income
                                   (Unaudited)

                                                Three Months Ended
                                 -----------------------------------------------
                                  Mar. 31, 2005   Mar. 31, 2004   Dec. 31, 2004
                                 --------------  --------------  --------------
Net Sales                                 100.0%          100.0%          100.0%

Cost of sales                              67.2%           64.7%           71.4%
Gross profit                               32.8%           35.3%           28.6%

Operating expenses:
  Marketing                                 6.9%            7.7%            7.9%
  Research and development                  7.5%            6.2%            5.9%
  General and administrative               10.4%            9.2%            9.0%
  Restructuring                             0.0%            0.0%            1.9%
    Total operating expenses               24.8%           23.1%           24.7%

Operating income                            8.0%           12.2%            3.9%

Other income (expense):
  Other, primarily interest
   income                                   2.5%            1.6%            0.7%
    Interest expense                        0.0%            0.0%            0.0%
    Total other income
     (expense), net                         2.5%            1.6%            0.7%

Income from continuing
 operations before
 income taxes                              10.5%           13.8%            4.6%
Income taxes                                2.0%            3.9%            0.4%
Income from continuing
 operations                                 8.5%            9.9%            4.2%

Discontinued operations:
  Income (loss) from
   discontinued operations
   of Anaren Europe                         0.0%            0.2%            0.0%
  Income tax benefit                        0.0%            0.0%            0.0%
    Net income (loss) from
     discontinued operations                0.0%            0.2%            0.0%

  Net income                                8.5%           10.1%            4.2%

                                  Anaren, Inc.
                      Consolidated Condensed Balance Sheets
                                   (Unaudited)

                                            March 31, 2005     June 30, 2004
                                           ---------------    ---------------
Assets:
Cash, cash equivalents and
 short-term investments                    $    72,502,875    $    85,341,896

Accounts receivable, net                        12,944,976         13,812,853
Other receivables                                  934,560          1,040,838
Inventories                                     19,719,987         16,608,055
Other current assets                             2,089,685          2,263,477
  Total current assets                         108,192,083        119,067,119

Net property, plant and equipment               25,424,907         21,342,554
Marketable debt and equity
 securities                                     23,540,851         35,113,068
Goodwill                                        30,715,861         30,715,861
Other intangibles                                  756,459          1,243,886
Total assets                               $   188,630,161    $   207,482,488

Liabilities and stockholders' equity

Liabilities:

Accounts payable                           $     4,889,872          7,198,252
Accrued expenses                                 2,215,325          3,092,370
Customer advance payments                            3,950            411,486
Other liabilities                                2,001,296          1,627,679
  Total current liabilities                      9,110,443         12,329,787

Other non-current liabilities                    5,177,610          4,788,433
  Total liabilities                             14,288,053         17,118,220

Stockholders' equity:
Retained earnings                               56,069,849         51,247,271
Common stock and additional
 paid-in capital                               171,259,724        171,329,299
Accumulated comprehensive loss                     166,094             41,110
  Less cost of treasury stock                  (53,153,559)       (32,253,412)
    Total stockholders' equity                 174,342,108        190,364,268

Total liabilities and
 stockholders' equity                      $   188,630,161    $   207,482,488

                                  Anaren, Inc.
                 Consolidated Condensed Statements of Cash Flows
                                 March 31, 2005
                                   (Unaudited)

                                                Nine Months    Three Months
                                               Mar. 31, 2005   Mar. 31, 2005
                                               -------------   -------------
Cash flows from operating activities:

  Net income                                   $   4,822,578   $   1,860,530
  Net income gain/(loss) from
   discontinued operations                                 -               -
  Net income from continuing operations            4,822,578
                                                                   1,860,530

Adjustments to reconcile net income to net cash provided by operating activities:

  Depreciation and amortization of plant
   and equipment                                   3,676,678       1,174,506
  Impairment loss                                    272,118         272,118
  Amortization of intangibles
   (includes patents)                                487,427          83,217
  Provision for doubtful accounts                     84,124          58,616
  Deferred income taxes (long & short
   term)                                             218,337          79,220
  Unearned compensation                               39,077         (74,066)
  Tax benefit/(expense) from stock
   option & grant activity                            13,536               -
  Receivables                                        783,753         (36,543)
  Inventories                                     (3,111,932)       (761,477)
  Accounts payable                                (2,308,380)        (92,150)
  Other changes in operating assets and
   liabilities                                      (352,904)       (309,715)
  Net cash provided by continuing
   operations                                      4,624,412       2,254,256
  Net cash used for discontinued
   operations                                              -               -
  Net cash provided by operating
   activities                                      4,624,412       2,254,256

Cash flows from investing activities:
  Capital expenditures                            (8,258,546)       (929,147)
  Proceeds from sale of stock                      2,746,130               -
  Proceeds from sale of equipment                    160,000               -

  Maturities of marketable debt
   securities                                      9,197,845       7,302,488
  Net cash (used in) provided by
   investing activities from
   continuing operations                           3,845,429       6,373,341
  Net cash provided by investing
   activities from discontinued operations                 -               -
  Net cash (used in) provided by investing
   activities                                      3,845,429       6,373,341
  Cash flows from financing activities:
  Stock options exercised                            180,771         131,187
  Purchase of treasury stock                     (20,900,147)     (9,276,748)
  Net cash used in financing activities          (20,719,376)     (9,145,561)

  Effect of exchange rates                            (2,151)         (1,493)

  Net increase (decrease) in cash and cash
   equivalents                                   (12,251,686)       (519,457)

Cash and cash equivalents at beginning of
 period                                           23,303,263      11,571,034
Cash and cash equivalents at end of
 period                                        $  11,051,577   $  11,051,577

SOURCE  Anaren, Inc.
    -0-                             04/28/2005
    /CONTACT: Joseph E. Porcello, VP of Finance, +1-315-432-8909/ /Photo: http://www.newscom.com/cgi-bin/prnh/20021022/NYTU197LOGO /
    /Web site:  http://www.anaren.com
                http://www.anaren.com /